Exhibit 99.1

News Release

Contact:	William J. Brunner, CFO - Shareholders & Analysts (317) 269-1614 Beth Copeland - Media (317) 269-1395

FIRST INDIANA ANNOUNCES
SHAREHOLDER APPROVAL OF M&I MERGER

INDIANAPOLIS, December 19, 2007 — First Indiana Corporation announced today that its shareholders approved the proposed merger agreement between First Indiana and Marshall & Ilsley Corporation. Assuming satisfaction of all remaining closing conditions, First Indiana expects to complete the transaction on or about January 1, 2008 and to begin operating its locations under the M&I Bank name on or about February 4, 2008.

        First Indiana Corporation (Nasdaq: FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis. Founded in 1915, First Indiana Bank is a national bank with 32 offices in central Indiana. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com, which is not a part of this news release.